Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Liberty Interactive Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Interactive Corporation and subsidiaries (the Company) of our reports dated February 26, 2015, with respect to the consolidated balance sheets of the Company as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10‑K of the Company.

Description	Registration Statement No.	Description
S-8	333‑134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (Amended 11/7/11)

S-8	333‑134115	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)

S-8	333‑142626	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑171192	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)

S-8	333‑171193	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑172512	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑176989	Liberty Interactive 401(k) Savings Plan

S‑8	333‑177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (Amended 11/7/11)

S-8	333‑177841	Liberty Interactive Corporation 2010 Incentive Plan (Amended 11/7/11)

S-8	333‑177842	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)

S-8	333‑184901	Liberty Interactive Corporation 2012 Incentive Plan

S-8	333‑184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183433	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183432	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective 11/7/11)

S-8	333‑183253	Liberty Media 401(k) Savings Plan

S-8	333-201010	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)

Our report dated February 26, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the design and operating effectiveness of information technology general controls over access to applications and data has been identified and included in management’s assessment.

/s/ KPMG LLP

Denver, Colorado
February 26, 2015